Exhibit 3.65
Delaware
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WARN INDUSTRIES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF INCORPORATION, FILED THE FOURTEENTH DAY OF OCTOBER, A.D. 2003, AT 10:57 O’CLOCK A.M.
CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2003, AT 4:05 O’CLOCK P.M.
CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2017, AT 3:48 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “WARN INDUSTRIES, INC.”.

    /s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3714842 8100H    Authentication: 204909456
SR# 20224073380    Date: 11-21-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

WARN INDUSTRIES, INC.
* * * * *
1.    Name. The name of the Corporation is Warn Industries, Inc.
2.    Registered Agent and Address. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
3.    Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4.    Powers and Privileges. In furtherance of the objects and purposes of the Corporation, the Corporation shall have all the powers and privileges granted by the General Corporation Law of Delaware, by any other law, or by this Certificate of Incorporation.
5.    Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, having a par value of One Dollar ($1.00) per share.
6.    Incorporator. The name and mailing address of the Incorporator are as follows:

NAME	MAILING ADDRESS

R. Kevin Redwine	3700 First Place Tower
15 E. Fifth Street
Tulsa, Oklahoma 74103-4344

7.    Board of Directors. The powers of the Incorporator shall terminate upon the election of a Board of Directors of the Corporation. The number of members of the Board of Directors of the Corporation shall initially be three and shall thereafter be as set forth in the Bylaws.
8.    Duration. The Corporation is to have perpetual existence.
9.    Limited Liability. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.
10.    Authority of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:
(a)    To make, alter or repeal the Bylaws of the Corporation;

(b)    To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation; and
(c)    To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.
11.    General. Meetings of the stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
12.    Amendment. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
13.    Liability of Directors. To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article 13 shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this the 13th day of October, 2003.

/s/ R. Kevin Redwine
R. Kevin Redwine

CERTIFICATE OF OWNERSHIP AND MERGER
OF FOREIGN PARENT INTO DOMESTIC SUBSIDIARY
WARN INDUSTRIES, INC.,
AN OREGON CORPORATION,
INTO WARN INDUSTRIES, INC.,
A DELAWARE CORPORATION
(UNDER SECTION 253 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE)
WARN INDUSTRIES, INC., a corporation incorporated under the laws of the State of Oregon (the “Corporation”), does hereby certify that:
1.    The Corporation owns all of the outstanding shares of capital stock of Warn Industries, Inc., a corporation incorporated under the laws of the State of Delaware on October 14, 2003 (“Warn Delaware”).
2.    The Corporation by resolution of its Board of Directors duly adopted on October 15, 2003, did determine to merge itself with and into Warn Delaware, which resolutions are as follows:
RESOLVED, that the Board of Directors deems it in the best interests of the Corporation and its sole shareholder to change its jurisdiction of incorporation from the State of Oregon to the State of Delaware pursuant to the Plan and Agreement of Merger (the “Plan of Merger”) presented to the Board, which Plan of Merger provides for the Merger of the Corporation with and into Warn Industries, Inc., a Delaware corporation (“Warn Delaware”), which is a whollyowned subsidiary of the Corporation, and the issuance of the capital stock of Warn Delaware to the holders of the capital stock of the Corporation; and that the President, any Vice President, Secretary or any other officer of the Corporation be, and each of them hereby is, authorized and empowered to execute and deliver the Plan of Merger in such form as may be approved by said officers executing the same, such approval and acceptance of the Plan of Merger to be conclusively evidenced by the execution and delivery thereof; and to execute, deliver, certify, record and file all such certificates, agreements, documents and other instruments, including this Certificate of Merger as required under the Delaware General Corporation Law and a copy of the Certificate of Merger, as filed in Delaware for the purpose of effecting the merger, certified by the Delaware Secretary of State as required under the Oregon Business Corporation Act, as the said officer or officers may be deemed necessary to effect the merger; and further
RESOLVED, that subject to the approval by the sole shareholder, the President, any Vice President, Secretary or any other officer of the Corporation be, and each of them hereby is, authorized and empowered to do and perform all such acts and things and to execute and deliver any and all documents, agreements and instruments, and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purposes of the foregoing resolutions.
RESOLVED, that the Corporation’s entry into and performance under the Plan of Merger be submitted for consideration by the sole shareholder of the Corporation and that the Board of Directors does hereby recommend that the sole shareholder approve such actions.

3.    The proposed merger of the Corporation with and into the Warn Delaware has been adopted, approved, certified, executed and acknowledged by the Corporation and the sole shareholder in accordance with the laws of the State of Oregon.
4.    Warn Delaware shall be the surviving corporation and its Certificate of Incorporation shall be the surviving Certificate of Incorporation.
IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by its authorized officers this 15th day of October, 2003.

WARN INDUSTRIES, INC.,
an Oregon Corporation

By: /s/ Jon Kreitz
Jon Kreitz, President

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE
The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.    The name of the corporation is Warn Industries, Inc.
2.    The Registered Office of the corporation in the State of Delaware is changed to 3411 Silverside Road Tatnall Building #104 (street), in the City of Wilmington, County of New Castle, Zip Code 19810. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporate Creations Network Inc.
3.    The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By: /s/ Lauren Vadney
Authorized Officer

Name: Lauren Vadney, Special Secretary
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